Exhibit 99.2

2021FirstQuarter Results Earnings Release Presentation April 20, 2021

Forward-Looking Statements This communication contains certain forward-looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The COVID-19 pandemic is adversely affecting PacWest Bancorp, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The length of the COVID-19 pandemic and the severity of its impact on key macro-economic indicators such as unemployment and GDP may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest Bancorp’s revenues and the values of its assets and liabilities, including goodwill, lead to a tightening of credit and increase stock price volatility. In addition, PacWest Bancorp’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Financial Highlights First Quarter 2021 | PACW | p. 3

First Quarter Highlights Strong Balance Sheet Profitability Growth CET1 ratio of 10.41% Total capital ratio of 13.63% ACL ratio of 2.02% - excluding PPP loans, 2.14% Classified loans to total loans of 0.86% Net charge-offs to average loans and leases of 0.06% Net charge-offs of $2.7 million Classified loans of $163.1mm, a decline of 44% from 2Q20 high Special mention loans of $633.0mm, a decline of 30% from 1Q20 high 91% of deposits are core deposits; 39% are noninterest-bearing Loans to deposit ratio of 67% Net earnings of $150.4mm, EPS of $1.27 Pre-provision, pre-tax net revenues (“PPNR”) of $156.0mm ROAA of 1.94% ROATE of 25.67% Net interest margin of 3.69%; excluding negative impact from excess liquidity (61bps) net interest margin of 4.30% Loan and lease yield of 5.20% Cost of deposits of 11 bps Efficiency ratio of 46.4% Provision for credit losses benefit of $48mm driven primarily by the improved economic forecast Loan production of $1.6bn at weighted average rate of 4.36% - excluding PPP loans, weighted average rate of 5.39% Total assets increased $3.4bn or 11% compared to 4Q20 Core deposits increased $3.3bn or 15% compared to 4Q20 Total deposits increased $3.3bn or 13% compared to 4Q20 Closed Civic acquisition on 2/01/21 On March 31, 2021, signed agreement to purchase the Homeowners Association Business from MUFG Union Bank, N.A. with approximately $4.0bn of deposits with a cost of 8 bps; close expected in 4Q21

Balance Sheet Highlights

Loans & Leases HFI, Net (1)


$19.7bn
$19.7bn
$19.0bn
$19.1bn
$19.0bn
1.12%
1.63%
1.94%
1.93%
1.63%
1Q20
2Q20
3Q20
4Q20
1Q21

Allowance for Credit Losses (2)


$274.9mm
$381.6mm
$442.5mm
$433.8mm
$383.0mm
1.39%
2.06%
2.49%
2.41%
2.14%
1Q20
2Q20
3Q20
4Q20
1Q21

Core Deposits


$16.1bn
$19.5bn
$21.1bn
$22.3bn
$25.6bn
1Q20
2Q20
3Q20
4Q20
1Q21

Total Deposits (3)


$19.6bn
$22.9bn
$24.0bn
$24.9bn
$28.2bn
0.59%
0.25%
0.17%
0.14%
0.11%
1Q20
2Q20
3Q20
4Q20
1Q21

(1) Line is ALLL as % of loans and leases, excluding PPP loans
(2) Line is ACL as % of loans and leases, excluding PPP loans
(3) Line is cost of total deposits

PacWest Bancorp

First Quarter 2021 | PACW | p. 5

Profitability Highlights

Net Earnings (Loss) (1)



$36.9mm (2)
$33.2mm
$45.5mm
$116.8mm
$150.4mm
$0.31 (3)
$0.28
$0.38
$0.99
$1.27
$(12.23)
($1,433.1)mm
1Q20
2Q20
3Q20
4Q20
1Q21

PPNR (4)



$160.9mm
$166.2mm
$156.2mm
$163.4mm
$156.0mm
2.39%
2.51%
2.22%
2.22%
2.01%
1Q20
2Q20
3Q20
4Q20
1Q21

Efficiency Ratio



40.6%
42.9%
45.1%
43.6%
46.4%
1Q20
2Q20
3Q20
4Q20
1Q21

ROAA ROATE



-21.27%
0.50%
0.65%
1.58%
1.94%
6.88%
6.39%
8.20%
19.63%
25.67%
1Q20 2Q20 3Q20 4Q20 1Q21
1Q20 2Q20 3Q20 4Q20 1Q21

(1) Line is EPS
(2) Amount is net earnings excluding goodwill impairment in 1Q20
(3) Amount is EPS excluding goodwill impairment in 1Q20
(4) Line is PPNR return on average assets

PacWest Bancorp

First Quarter 2021 | PACW | p. 6

Strong Capital Position Highlights CET1 Capital Tier 1 capital Total Capital 10.41% 10.41% 13.63% C 4.50% 7.00% 6.00% 8.50% 8.00% 10.50% $783mm $449mm $718mm MinimumCapital Conservation BufferPACW Overall, capital ratios have increased as a result of strong earnings despite elevated credit provisions in 2020 1Q20 2Q20 3Q20 4Q20 1Q21 Regulatory Capital Ratios: • CET1 capital to RWA9.22%9.97%10.46%10.53%10.41% • Tier 1 capital to RWA9.22%9.97%10.46%10.53%10.41% • Total capital to RWA12.07%13.18%13.74%13.76%13.63% Tangible book value per share$19.31$19.80$20.09$21.05$20.39 Robust Capital Levels Elected CECL transition for regulatory capital relief in 2020. Retains ~ 21bps of CET1 and Tier 1 capital At beginning of pandemic in 1Q20, suspended share repurchases and reduced dividend from $0.60 to $0.25 to preserve capital during downturn Capital ratio decreases in 1Q21 due primarily to the cash purchase of Civic Capital levels remain sufficient in a severely adverse economic scenario First Quarter 2021 | PACW | p. 7

Supplemental Information First Quarter 2021 | PACW | p. 8

As of March 31, 2021 Consumer Other commercial Commercial mortgage Venture capital Asset-based Income producing and other residential Residential construction Commercial construction Net of deferred fees and costs

Diversified Loan and Lease Portfolio Construction & Land, $3,566mm, 31% Real Estate ($11.6B) ($ in millions) 3/31/20213/31/2020 $Mix$Mix Real Estate: Income Producing Residential $3,82333% $3,68834% Construction & Land (1) 3,56631% 2,88026% Other Commercial (2) 2,61723% 2,74825% SBA 6105% 5615% Hotel 5395% 6216% Other Residential 2232% 1001% Healthcare 1751% 2913% Total Real Estate $ 11,553100% $ 10,889100% $2,617mm, 23% Other Residential, $223mm, 2% Healthcare, $175mm, 1% Income Producing Residential, $3,823mm, 33% Asset-Based ($3.4B) SBA, $610mm, 5% Hotel, $539mm, 5% Of which land represents $148 million and $169 million at 3/31/21 and 3/31/20. Comprised of 45% office, 18% industrial, 18% retail and 19% other at 3/31/21. Premium Finance $450mm, 13% Other ($ in millions) 3/31/20213/31/2020 $Mix$Mix Asset-Based: Lender Finance $ 2,113 63% $ 2,294 58% Equipment Finance 647 19% 822 21% Premium Finance 450 13% 490 13% Other 173 5% 332 8% Total Asset-Based $ 3,383 100% $ 3,938 100% Equipment Finance $647mm, 19% Lender Finance $2,113mm, 63%

Diversified Loan and Lease Portfolio Municipal, $126mm, 6% Other Commercial ($2.2B) ($ in millions) 3/31/20213/31/2020 $Mix$Mix Other Commercial: Paycheck Protection Program $1,07949%$--Secured Business Loans 39818%66738% Unsecured Business Loans 23711%22613% Security Monitoring 2069%53930% Municipal 1266%1559% Other 1617%18510% Total Other Commercial $ 2,207100%$ 1,772100% $161mm, 7% Unsecured Business Loans, $237mm, 11% Security Monitoring, $206mm, 9% Paycheck Protection Program, $1,079mm, 49% Secured Business Loans, $398mm, 18% Venture Capital ($1.5B) Venture Capital, $606mm, 41% ($ in millions) 3/31/20213/31/2020 $Mix$Mix Venture Capital: Equity Fund Loans $ 890 59% $ 1,403 52% Venture Capital 606 41% 1,313 48% Total Venture Capital $ 1,496 100% $ 2,716 100% $890mm, 59%

Loan and Lease Production of $1.6 Billion in 1Q21 Millions $2$,7087 $2,635 $2,603 $0 $2,485 $2,636 $2,702 $2,287 $381 $2,144 $1,867 $1,067 $1,257 $1,997 $1,354$957 $2,022 $1$,5028 $1,023 $1,161 $1,054 $800 $1,008 $1,635 $1,330 $1,232 $790 $813 $983 $1,131 $546 $613 $520 1Q20 2Q20 3Q20 4Q20 1Q21 Avg. Rate on Production 6.0% $2,500 $2,000 5.0% 4.0% $1,500 3.0% $1,000 $500 2.0% 1.0% $00.0% ProductionDisbursementsPPP LoansPayoffsPaydownsRate on Production ($ in millions)Production/ Disbursements Payoffs/NetRate on PaydownsDifferenceProduction (1) Loans ($ in millions)Beginning Balance (2) Loans Ending Balance (2) Quarterly Change (3) The weighted average TE rate on production presents contractual rates and does not include amortized fees. Amortized fees added approximately 43 basis points to loan yields in 2021 and 25 basis points in 2020. Net of deferred fees and costs “Quarterly Change” equals “Net Difference” plus transfers to loans held for sale, transfers to OREO, charge-offs and loan sales.

Construction & Land Loans Risk Rating Pass/Watch Special Mention Classified Total Count 243 4 3 250 3/31/21 Total $ $ 3,498mm 67mm 1mm 3,566mm SFR, 8% Land & Other, 6% Commitment Amount $0 ~ $10mm $10mm ~ $25mm $25mm ~ $50mm $50mm ~ $100mm $100mm ~ $150mm Total Count 102 66 45 28 9 250 3/31/21 Total $ 3/31/21 % of Total 14% 16% 26% 28% 16% $ 933mm 1,043mm 1,696mm 1,863mm 1,059mm 6,594mm Retail, 2% Industrial, 3% Office, 5% Hotel, 11% Multi-Family Apts, 58% Condominiums, 4% Commitments By Loan-To-Cost Range(1) LTC < 40%, 4% Commitments by State Georgia, 3% Virginia, 3% Nevada, 4% LTC > 70%, 15% (2) LTC 60%-70%, 25% LTC 40%-50%, 9% LTC 50%-60%, 47% Excludes $717mm of land and Civic commitments. 59% of loans with LTC > 70% are for low income housing projects. California, 53%% Other, 10% Florida, 6% Wash. DC, 3% New York, 9% Colorado 6% Washington, 3% First Quarter 2021 | PACW | p. 13

Multi-Family Loans Risk Rating Pass/Watch Special Mention Classified Total Count 2,093 9 5 2,107 3/31/21 Total $ $ 3,758mm 60mm 5mm 3,823mm Others, 11% Nevada , 4% Georgia, 4% Virginia, 6% Washington, 4% Florida, 9% Colorado, 5% Income Producing Residential Principal Balance Amount $0 ~ $5mm $5mm ~ $10mm $10mm ~ $30mm $30mm ~ $106mm Total Count 1,917 141 45 4 2,107 3/31/21 Total 1,924mm 941mm 656mm 302mm $ 3,823mm 3/31/21 % of Total 50% 25% 17% 8% MF Construction Commitments By Loan-To-Cost Range(3) LTC 60%-70%, 23% LTC > 70%, 19% $3.8bn(2) Income Producing Residential LTC 40%-50%, 4% Others, 8% Colorado, 3% New York, 2% Oregon, 3% Portfolio Florida, 6% LTC 50%-60%, 54% Washington, 7% MF construction commitments total $3.8bn and have an average loan-to-cost ratio of 62% as of March 31, 2021. $1.9bn, or approximately 49%, of MF portfolio is 50% risk-weighted. Included in MF construction commitments are $814mm of commitments to build low income housing MF projects with a weighted average LTC of 71%. California, 71% First Quarter 2021 | PACW | p. 14

Security Monitoring Loans Risk Rating Pass/Watch Special Mention Classified Total Count 12 - 4 16 $ $ 3/31/21 Total 172mm - 34mm 206mm Portfolio declined by $123mm (5 loans) or 37% in 1Q21. Balance by Tranche < $5mm $5mm ~ $10mm $10mm ~ $20mm $20mm ~ $30mm $30mm ~ $40mm $40mm ~ $55mm Total Count 7 3 2 1 2 1 16 $ $ 3/31/21 Total 17mm 24mm 28mm 24mm 62mm 51mm 206mm $32.8mm in Q320 related to one and only junior lien exposure in portfolio. No charge-offs in 1Q21 $91mm or 44% of the portfolio are SNCs. 3.83% WAC; 100% variable rate; WAM 20 months. $65mm of unfunded commitments; subject to an availability formula based upon eligible recurring monthly revenue (net available credit is $49mm). Security Monitoring Loans $619 $539 67% decrease $499 $411 $329 $206 4Q191Q202Q203Q204Q201Q21 Contractual Maturity Table $85mm $65mm $38mm $18mm 2021 2022 2023 2024

Hotel Portfolio Overview Risk Rating Pass/Watch Special Mention Classified Total Count 80 19 6 105 3/31/21 Total $ $ 807mm 227mm 17mm 1,051mm Majority of CRE and construction borrowers are experienced hotel operators with top franchise brands. No “conference center” hotels. Weighted average loan-to-cost for hotel construction loans is 46%. SBA guarantied portions retained (75% average guaranty). Indirect exposure from timeshare inventory loans ($23mm), hotel-related lender finance loans ($153mm) and venture banking loans ($2mm). Total hotel loans outstanding decreased $100mm in 1Q21. COVID modifications active as of 3/31/21 – 3 loans totaling $15mm. Hotel CRE by Brands Economy, $15mm, 3% Upper Midscale, $88mm, 16% Upscale, $82mm, 15% NY, $243mm FL, $104mm Hotels by Product 3/31/21 3/31/21 Avg. O/S Count Commitment Outstanding Balance Hotel CRE 41 $581mm $539mm $ 13.1mm Hotel Construction 15 727mm 483mm 32.2mm Hotel SBA 49 31mm 29mm 0.6mm Total 105 $1,339mm $1,051mm $ 10.0mm $1.1bn (5.5% of total loans) CA, $477mm Midscale, $43mm, 8% Upper Upscale, $311mm, 58% GA, $20mm NV, $88mm TN, $57mm NJ, $36mm Other, $26mm

Retail Real Estate Portfolio Overview

Loan Types

- **Construction - significant projects include:**
  - A lifestyle center in N. Hollywood, CA
  - A community shopping center in Santa Clarita, CA
  - A community shopping center in Garden Grove, CA
  - A community shopping center in Murrieta, CA
  - Weighted average loan-to-cost of 64.5%
  - COVID modifications active as of 3/31/21 – none
- **Owner-Occupied**
  - SBA retail is 100% owner-occupied
    - SBA guarantied portions retained (75% average guaranty)
    - COVID modifications active as of 3/31/21 – 1 loan totaling $0.6mm
- **CRE**
  - Traditional retail-focused commercial real estate lending including:
    - National Lending $30mm portfolio mostly consists of one $23mm lifestyle center (IN) which paid off in full in April 2021
    - Community Banking $440mm portfolio almost entirely in California focused on suburban retail/strip centers and single tenant retail storefronts
    - COVID modifications active as of 3/31/21 – none

Risk Rating	Count	3/31/21 Total	
Pass/Watch	219	$	574mm
Special Mention	11		5mm
Classified	10		23mm
Total	**240**	**$**	**602mm**

Retail by Product

	Count	Net Commitment		Recorded Investment		Avg. O/S Balance	
Retail CRE	144	$	517mm	$	470mm	$	3.3mm
Coml. Construction	6		115mm		68mm		11.3mm
Retail SBA	90		70mm		64mm		0.7mm
Total	**240**	**$**	**702mm**	**$**	**602mm**	**$**	**2.5mm**

CRE Retail Property Types
$470mm (2.5% of total loans)



Single Tenant 29%
Urban luxury center 9%
Lifestyle center 29%
Suburban retail/strip center 33%

PacWest Bancorp

First Quarter 2021 | PACW | p. 17

Commercial Aviation Portfolio Overview Risk Rating Pass/Watch Special Mention Classified Total Count 13 11 1 25 3/31/21 Total $ $ 88mm 106mm 19mm 213mm Passenger transportation exposure is mostly narrow-body jets which have historically maintained their collateral value. Strong government support for foreign airlines. Portfolio has declined by $133mm, or 38%, since 3/31/20 (beginning of COVID-19 pandemic) One classified and no nonaccrual loans at March 31, 2021. Commercial Aviation by Product Aviation by Type, $213mm (1.1% of total loans) U.S. passenger, COVID modifications active as of 3/31/21 – none. Freight, $61mm, 29% $67mm, 31% Foreign passenger, $85mm, 40%

Other Impacted Portfolios

Restaurant

- $150 million total exposure (0.8% of total loans and operating leases) of which $80 million is real estate secured.
- $109 million are SBA guaranteed (75% average guaranty as we don't sell the guaranteed portions).
- $7.0 million of classified loans at March 31, 2021 (estimated SBA guaranties of $5.0 million).
- COVID modifications active as of 3/31/21 – none.

Restaurant by Product

	Count	3/31/21 Net Commitment	3/31/21 Recorded Investment	Avg. O/S Balance
SBA – Real Estate	72	$ 69.8mm	$ 65.0mm	$ 0.9mm
SBA – Cash Flow	78	41.4mm	41.1mm	0.5mm
Collateralized Commercial Loans	15	26.1mm	25.2mm	1.7mm
Commercial Real Estate	25	16.2mm	15.0mm	0.6mm
Unsecured Business Loans	66	14.3mm	3.2mm	0.4mm
Venture Capital	3	0.1mm	-	-
Total	**259**	**$ 167.9mm**	**$ 149.5mm**	**$ 0.6mm**

Oil Services

- $73 million total exposure (0.4% of total loans and operating leases)
  - $50 million operating leases
  - $23 million loans receivable
- All credits are related to support services and $66 million is collateralized by equipment (railcars $50mm, land-based fracking equipment $16mm) and $7 million is ABL lines collateralized by A/R and inventory.
- $56 million to borrowers rated BB- or above.
- $69 million, or 94%, outstanding to four borrowers with average balance of $17.2 million.
- Two classified loans/leases of $2.5 million and no nonaccrual loans or leases at March 31, 2021.
- Rise in oil prices has lowered potential credit risks.
- COVID modifications active as of 3/31/21 – none.

Oil Services by Product

	Count	3/31/21 Net Commitment	3/31/21 Recorded Investment	Avg. O/S Balance
Operating Leases	5	$ 50.3mm	$ 50.3mm	$ 10.1mm
Equipment Finance	3	15.8mm	15.8mm	5.3mm
Asset-Based	3	12.5mm	6.7mm	2.2mm
Venture Capital	2	0.5mm	0.5mm	0.3mm
Total	**13**	**$ 79.1mm**	**$ 73.3mm**	**$ 5.6mm**

PacWest Bancorp

First Quarter 2021 | PACW | p. 19

Lender Finance Portfolio Overview

- Represents loans to companies to purchase finance receivables or extend finance receivables. Borrowers include lenders to businesses, consumer lenders, and timeshare operators.
- Senior lines of credit secured by the finance receivables owed to our borrowers. Borrowing availability under these lines is subject to a formula which includes only qualifying collateral and allows for borrowing at a level supported by historical collateral collections. These lines of credit have an initial revolving term followed by an amortization term.
- Segments being monitored for COVID-19 impacts:
  - Direct consumer lenders
  - Small business lenders
  - Lenders with hotel exposure ($153mm)
- COVID modifications active as of 3/31/21 – none.

Risk Rating	Count	3/31/21 Total
Pass/Watch	84	$ 2,111mm
Special Mention	-	-
Classified	1	2mm
Total	**85**	**$ 2,113mm**

Lender Finance Portfolio by Type

	Count	3/31/21 Commitment	3/31/21 Outstanding	Avg. O/S Balance
Direct consumer lender	34	$ 1,481mm	$ 775mm	$ 22.8mm
Commercial RE lender	13	946mm	578mm	44.5mm
Timeshare	13	435mm	254mm	19.5mm
Auto finance lender	11	282mm	210mm	19.1mm
Consumer receivable purchaser	5	212mm	114mm	22.8mm
Commercial lender	6	211mm	59mm	9.8mm
Other	3	345mm	123mm	41.0mm
Total	**85**	**$ 3,912mm**	**$ 2,113mm**	**$ 24.9mm**

Lender Finance by Type, $2.1bn (11.1% of total loans)


Coml. RE lender, 27%
Direct consumer lender, 37%
Consumer receivable purch., 5%
Commercial lender, 3%
Auto finance lender, 10%
Timeshare, 12%
Other, 6%

PacWest Bancorp
First Quarter 2021 | PACW | p. 20

Office Portfolio Overview Risk Rating Pass/Watch Special Mention Classified Total Count 269 1 5 275 3/31/21 Total $ $ 1,360mm 1mm 1mm 1,362mm $93 million of CRE and all $62 million of SBA are owner-occupied. Average loan-to-cost for office construction loans is 55%. COVID modifications active as of 3/31/21 – 4 loans totaling $31 million. CRE By Balance Range $60mm+, $282mm, 24% $45mm~$60mm, $145mm, 12% $25mm~$45mm, $237mm, 20% $0~$5mm, Office by Product Net Recorded Avg. O/S Count Commitment Investment Balance Office CRE 124 $1,199mm $1,088mm $8.8mm Commercial Construction 9 351mm 119mm 13.2mm Office CRE – Owner Occupied 66 96mm 93mm 1.4mm Office SBA 76 63mm 62mm 0.8mm Total 275 $1,709mm $1,362mm $5.0mm $5mm~$15mm, $143mm, 12% $15mm~$25mm, $202mm, 17% Construction by Commitment Range $0~$5mm, $4mm, 1% $5mm~$15mm, $22mm, 6% $15mm~$45mm, $70mm, 20% $45mm~$110mm, $256mm, 73% Office by State $1,362mm (7.2% of total loans) Other CO 12% 3% FL 4% NJ 3% MA 3% TX 8%CA NY61% 6%

Shared National Credits (SNCs) $528mm of SNC Loans at 3/31/2021 SNC Loans Equipment Finance, $55mm, 11% Other Coml RE, $19mm, 4% Healthcare RE, $2.3bn 77% decrease $1.2bn $840mm $755mm $579mm $528mm Equity Fund Loans, $11mm, 2% Security Monitoring, $91mm, 17% Construction, $76mm, 14% Business Loans, $47mm, 9% Lender Finance, $190mm, 36% 201620172018201920201Q21 Total$2.3bn $1.2bn $840mm $755mm $579mm $528mm Classified $70mm $41mm $67mm $40mm $82mm $35mm Nonaccrual $13mm $15mm $-$15mm $30mm $4mm SNCs are not a line of business. SNC relationships are included in business line balances. SNCs are facilities of $100 million or greater with a federally supervised agent/lead bank shared by three or more federally supervised financial institutions. Credit underwriting standards are the same as standards applied to all loans. No energy-related or franchise restaurant SNCs. Decrease in classified loans in 2021 related to one security monitoring loan transferred to HFS at 3/31/21 and another security monitoring loan paid down in 1Q21.

Quarterly Credit Quality Trends

($ in thousands)		1Q20	2Q20	3Q20	4Q20	1Q21
Nonaccrual Loans and Leases HFI	$	95,602	166,113	85,615	91,163	67,652
As a % of Loans and Leases HFI	%	0.48%	0.84%	0.45%	0.48%	0.36%
Nonperforming Assets	$	97,303	167,562	99,362	105,190	81,950
As a % of Loans and Leases & Foreclosed Assets	%	0.49%	0.85%	0.52%	0.55%	0.43%
Classified Loans and Leases HFI(1)	$	147,705	293,230	274,572	265,262	163,117
As a % of Loans and Leases HFI	%	0.75%	1.49%	1.44%	1.39%	0.86%
Credit Loss Provision	$	112,000	120,000	97,000	10,000	(48,000)
As a % of Average Loans and Leases (annualized)	%	2.36%	2.42%	2.01%	0.21%	-1.03%
Net Charge-offs	$	19,110	13,242	36,084	18,785	2,736
As a % of Average Loans and Leases (annualized)	%	0.40%	0.27%	0.75%	0.40%	0.06%
Trailing Twelve Months Net Charge-offs	$	35,606	37,604	69,203	87,221	70,847
As a % of Average Loans and Leases	%	0.19%	0.20%	0.36%	0.45%	0.37%
Allowance for Loan Losses (ALLL)	$	221,292	301,050	345,966	348,181	292,445
As a % of Loans and Leases HFI	%	1.12%	1.53%	1.82%	1.82%	1.54%
Allowance for Credit Losses (ACL)(2)	$	274,863	381,621	442,537	433,752	383,016
As a % of Loans and Leases HFI	%	1.39%	1.94%	2.33%	2.27%	2.02%
ACL / Nonaccrual Loans and Leases HFI	%	287.51%	229.74%	516.89%	475.80%	566.16%

(1) Classified loans and leases are those with a credit risk rating of substandard or doubtful.
(2) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded loan commitments.

PacWest Bancorp

First Quarter 2021 | PACW | p. 23

Key Credit Trends – Loans HFI Nonaccrual Loans and Leases / Loans and Leases 0.84% 0.48% 0.45% 0.48% 0.36% 1Q20 2Q20 3Q20 4Q20 1Q21 Classified Loans and Leases/ Loans and Leases 1.49% 1.44% 1.39% 0.75% 0.86% 1Q20 2Q20 3Q20 4Q20 1Q21 Trailing Twelve Months Net Charge-offs / Average Loans and Leases 0.45% 0.36% 0.37% 0.19% 0.20% 1Q20 2Q20 3Q20 4Q20 1Q21 ACL / Loans and Leases 2.33% (1) (1) 2.27% (1) 1.94% (1) 2.02% 1.39% 1Q20 2Q20 3Q20 4Q20 1Q21 Excluding PPP loans the ACL ratio would be 2.06%, 2.49%, 2.41% and 2.14% as of 2Q20, 3Q20, 4Q20 and 1Q21.

Loan Portfolio By Risk Rating

($ in thousands)	March 31, 2021 Classified	March 31, 2021 Special Mention	March 31, 2021 Pass/Watch	March 31, 2021 Total	December 31, 2020 Classified	December 31, 2020 Special Mention	December 31, 2020 Pass/Watch	December 31, 2020 Total
Real estate mortgage:								
Commercial real estate	$ 77,444	$ 254,463	$ 3,609,703	$ 3,941,610	$ 91,544	$ 262,461	$ 3,742,666	$ 4,096,671
Residential real estate	9,065	63,230	3,973,308	4,045,603	8,766	61,385	3,733,114	3,803,265
Total real estate mortgage	**86,509**	**317,693**	**7,583,011**	**7,987,213**	**100,310**	**323,846**	**7,475,780**	**7,899,936**
Real estate construction:								
Commercial construction	302	66,791	922,942	990,035	42,558	107,593	966,970	1,117,121
Residential construction	416	601	2,574,771	2,575,788	-	759	2,242,401	2,243,160
Total real estate construction	**718**	**67,392**	**3,497,713**	**3,565,823**	**42,558**	**108,352**	**3,209,371**	**3,360,281**
Commercial:								
Asset based	24,940	142,122	3,216,341	3,383,403	27,867	153,300	3,248,116	3,429,283
Venture capital	8,727	89,424	1,397,647	1,495,798	6,508	118,125	1,573,875	1,698,508
Other commercial	41,597	13,534	2,151,508	2,206,639	87,557	14,930	2,272,627	2,375,114
Total commercial	**75,264**	**245,080**	**6,765,496**	**7,085,840**	**121,932**	**286,355**	**7,094,618**	**7,502,905**
Consumer	626	2,832	336,894	340,352	462	2,732	317,061	320,255
Total loans and leases	**$ 163,117**	**$ 632,997**	**$ 18,183,114**	**$ 18,979,228**	**$ 265,262**	**$ 721,285**	**$ 18,096,830**	**$ 19,083,377**

- Significant changes in categories from 4Q20 to 1Q21 were as follows.
  - Real estate mortgage – commercial classified decrease due to the payoff of three hotel loans totaling approximately $21mm
  - Commercial construction – special mention decrease due to the payoff of a $40mm hotel construction loan
  - Commercial construction - classified decrease due to the payoff of a $42mm hotel construction loan
  - Venture capital – special mention decrease due mainly to the upgrade of a $19mm loan
  - Commercial – other commercial classified decrease due to $18mm paydown of a security monitoring loan and the transfer to loans held-for-sale of a $26mm security monitoring loan

PacWest Bancorp

First Quarter 2021 | PACW | p. 25

Current Expected Credit Losses (CECL)

- CECL is a complex process that relies on numerous models and key assumptions such as economic forecasts, historical information, current conditions, loan segmentation, prepayment rates, loss given default rates, the historical loss period, the reasonable and supportable forecast period, the reversion period, and utilization rates on unfunded commitments in addition to various qualitative factors based on management judgment.
- Used the Moody's Consensus Scenario Forecast dated March 10, 2021 for 1Q21; key macro-economic variables continued to improve.
- Provision for credit losses benefit of $48 million in 1Q21, a decline from a provision of $10 million in 4Q20.
- The ALLL ratio declined from 1.82% as of 12/31/20 to 1.54% as of 3/31/21; excluding PPP loans the ALLL ratio decreased from 1.93% as of 12/31/20 to 1.63% as of 3/31/21. The total ACL ratios are noted below; the ACL ratio excluding PPP loans declined from 2.41% as of 12/31/20 to 2.14% as of 3/31/21.



Changes in the Allowance for Credit Losses (ACL)
(in millions)
$182
0.97%
$166
$84
$84
$(87)
$5 (1)
$434
2.27%
$(88)
$1
$6
$(3)
$33 (1)
$383
2.02%
Twelve Months of 2020
Q1 2021
1/1/2020
Economic Forecast
Individually Evaluated
Loan Downgrades
Net Charge-offs
Other, net
12/31/2020
Economic Forecast
Individually Evaluated
Loan Downgrades
Net Charge-offs
Other, net
3/31/2021

(1) Other, net includes loan upgrades, loan balance changes and qualitative adjustments.

PacWest Bancorp

First Quarter 2021 | PACW | p. 26

Allowance for Credit Losses

($ in thousands)	March 31, 2021 Amount	March 31, 2021 % of Loans and Leases	December 31, 2020 Amount	December 31, 2020 % of Loans and Leases	March 31, 2020 Amount	March 31, 2020 % of Loans and Leases
Allowance for loan and lease losses:						
Real estate mortgage:						
Commercial real estate	$ 114,448	2.90%	$ 111,556	2.72%	$ 69,649	1.64%
Residential real estate	26,674	0.66%	26,786	0.70%	21,816	0.58%
Total real estate mortgage	141,122	1.77%	138,342	1.75%	91,465	1.14%
Real estate construction:						
Commercial construction	34,163	3.45%	41,134	3.68%	18,174	1.66%
Residential construction	32,612	1.27%	37,222	1.66%	22,124	1.23%
Total real estate construction	66,775	1.87%	78,356	2.33%	40,298	1.39%
Commercial:						
Asset based	34,769	1.03%	56,691	1.65%	33,755	0.86%
Venture capital	26,381	1.76%	43,518	2.56%	34,086	1.25%
Other commercial	17,566	0.80%	26,195	1.10%	19,552	1.11%
Total commercial	78,716	1.11%	126,403	1.68%	87,393	1.04%
Consumer	5,832	1.71%	5,080	1.59%	2,136	0.51%
Allowance for loan and lease losses	**$ 292,445**	**1.54%**	**$ 348,181**	**1.82%**	**$ 221,292**	**1.12%**
Reserve for unfunded commitments	90,571	0.48%	85,571	0.45%	53,571	0.27%
Allowance for credit losses	**$ 383,016**	**2.02%**	**$ 433,752**	**2.27%**	**$ 274,863**	**1.39%**

- Upon adoption of CECL on 1/1/20 the ALLL was $142,402 or 0.76% while the ACL was $181,973 or 0.97%.
- Excluding PPP loans the ACL ratio would be 2.14% and 2.41% as of March 31, 2021 and December 31, 2020.

PacWest Bancorp

First Quarter 2021 | PACW | p. 27

Deposit Detail ($ in millions) Deposit Category At or For the Quarter Ended March 31, 2021At or For the Quarter Ended March 31, 2020 Average $ Quarter-End $ Mix Average $ Quarter-End $ Mix Interest checking March 31, 2021 Core: 91% Money market Noninterest-bearing demand Time deposits over $250,000 Savings deposits Non-core non-maturity deposits Time deposits $250,000 and under Interest check March 31, 2020 ing Money market ore: 82% b Noninterest-earing demand Savings deposits Non-core non-maturity deposits Time deposits Time deposits $250,000 and over $250,000under

30.0($ in Billions) $28.2 2.00% 25.0 $24.0 $24.9 $22.9 1.50% $19.6 20.0 15.0 1.00% 0.95% 10.0 0.59% 0.50% 5.0 0.40% 0.27% 0.22% 0.18% 0.25% 0.17% 0.14% 0.0 1Q20 2Q20 3Q20 4Q20 0.11% 1Q21 0.00% Core Deposits Non-Core Deposits Cost of Average Interest-Bearing Deposits Cost of Average Total Deposits Balance Cost (1) Includes brokered deposits of $0.2 billion with a weighted average maturity of 38 months and a weighted average cost of 0.78%.

Industry Leading Tax Equivalent Net Interest Margin



Net Interest Margin (TE)
4.31%
4.20%
3.90%
3.83%
3.69%
3.34%
3.12%
3.03%
3.12%
1Q20
2Q20
3Q20
4Q20
1Q21
PACW Reported TE NIM
KRX Median NIM



Loan Yield (TE)
5.54%
5.01%
5.00%
5.15%
5.20%
5.44%
4.96%
4.96%
5.07%
5.09%
4.55%
4.02%
3.89%
4.00%
1Q20
2Q20
3Q20
4Q20
1Q21
PACW TE Avg.
PACW Excl. Discount Accretion
KRX Median



Cost of Total Deposits
0.64%
0.59%
0.40%
0.31%
0.23%
0.25%
0.17%
0.14%
0.11%
1Q20
2Q20
3Q20
4Q20
1Q21
PACW Avg. Total Deposits Cost
KRX Median Deposits Cost



Net Interest Income
$249.7mm
$254.3mm
$251.3mm
$259.2mm
$261.3mm
1Q20
2Q20
3Q20
4Q20
1Q21

Source: S&P Global Market Intelligence. Peer data is through 4Q20.
Peer group is banks in the KBW Nasdaq Regional Bank Index – "KRX".

PacWest Bancorp

First Quarter 2021 | PACW | p. 30

Interest Rate Components of the Loan and Lease Portfolio Variable-Rate, 56% Loan Portfolio by Repricing Type Hybrid, 16%, Fixed-Rate, 28% Fixed/Hybrid Years to Maturity/Repricing $4,766mm $1,325mm $1,529mm $729mm 1 Year2 Years3 Years> 3 Years Cumulative Balance ($ bn’s) 10.00 8.00 6.00 Floor Analysis - Variable Rate Loans as of March 31, 2021 ($ in millions) Variable Loans by Rate Index Amount % of Total Variable 1-month LIBOR $5,497 2-month LIBOR - 3-month LIBOR 155 6-month LIBOR 217 12-month LIBOR 7 Total LIBOR-based Loans $5,876 55% Prime Rate 3,219 30% Other Index 1,637 15% Total Variable Loans $10,732 100% 90% 80% 70% 60% 50% 4.00 2.00 - Floor is "In Increase 50 Increase Increase Increase Increase Increase 40% 30% 20% 10% 0% the Money" bps 100 bps 150 bps 200 bps 250 bps 300 bps Now Amount of Rate Increase Loan Book% of Total Variable

Average Life and Effective Duration 8 7 6.6 6.7 6.9 6.1 6.4 6 5 4 4.5 4.8 3 3.5 3.6 3.8 2 1Q20 2Q20 Average Life 3Q20 4Q20 1Q21 Effective Duration $5.9 Billion Total Investment Portfolio (1) Asset-backed Collateralized Loan Obligations, $244mm, 4% Municipal Securities, $1,646mm, 28% Other, $140mm, 2% Securities, $224mm, 4% Agency Residential MBS, $433mm, 7% Agency Residential CMOs, Years Municipal Securities Composition Corporate Securities, $380mm, 6% Treasuries, $491mm, 8% S&P Ratings % Total Issue Type % Total AAA 33% G.O. Limited 5% AA 65% G.O. Unlimited 76% A 1% Revenue 19% Not Rated (3) 1% 100% 100% $1,273mm, 22% % overall portfolio tax equivalent yield (2) (1) Fair value at 3/31/21 (2) Yield is for 1Q21 (3) Not rated category comprised primarily of not rated revenue bonds backed by an underlying agency security or CRA-related revenue bonds.

Company Overview First Quarter 2021 | PACW | p. 33

Product Offerings Community Banking Products Attractive branch network with 70 full service branches in California and one in Denver, Colorado Offers a full suite of deposit products and services, including on-line banking Business lending products: includes secured business, asset-based and tax-exempt loans Real estate lending products: includes multifamily, commercial real estate and construction loans Limited consumer loan offerings Borrower relationships generally include a deposit relationship National Lending Products Diversified by loan and lease type, geography and industry Asset-Based Lending (ABL) Lender Finance, Equipment Financing and Premium Finance Commercial Real Estate Multifamily, Hotel, Office, Retail, Industrial, SBA and Construction Focus on small to middle-market businesses Expertise in niche segments (aviation lending and corporate finance) limits new competitors Borrower relationships may include deposit accounts and treasury services Venture Banking Products Four product offerings: Technology, Life Sciences, Fund Finance, Structured Finance Offices located in key innovative hubs across the United States Offers a comprehensive suite of financial services for venture-backed companies and their venture capital and private equity investors Provides comprehensive treasury management solutions, including credit cards, international-related products and asset management services to clients Borrower relationships almost always include a deposit relationship Branch office in Durham, North Carolina Civic Products Four product offerings: Construction – Renovation, Construction – Bridge, SFR For-Rent, Multi-family Lends to investors who want to renovate and “flip” property or rent property Offices located across the United States Headquartered in Redondo Beach, CA Subsidiary of Pacific Western Bank First Quarter 2021 | PACW | p. 34

Nationwide Lender Combined with California Branch Network National Lending office Venture Banking office Community Banking branch Primary offices in 14 states Boston, MA Minneapolis, MN San Francisco, CA Menlo Park, CA Campbell, CA Denver, CO Chicago, IL New York, NY Chevy Chase, MD Los Angeles, CA Durham, NC San Diego, CA Austin, TX First Quarter 2021 | PACW | p. 35

Balancing Quality Growth with Our Credit De-Risking Strategy


Growth Initiatives
De-Risking Initiatives
CapitalSource Acquisition
New National Construction Lending Team
Square 1 Acquisition
New Multi-Family Lending Team
New Tax-Exempt Lending Team
CUB Acquisition
Colorado Market Expansion
Civic Acquisition 2/01/21
HOA Business Acquisition (Close in 4Q21)
2014
2015
2016
2017
2018
2019
2020
2021
Sold Celtic Capital
Strengthened construction lending criteria - lower loan- to-cost ratio
Sold PWEF Leasing
Began to reduce exposure to Healthcare Real Estate
Began to emphasize Equity Fund Loans in Venture Banking
Sold $1.5bn of Cash Flow Loans
Discontinued originating Security Monitoring and NL Healthcare RE loans
Pandemic – intensely managed loan portfolio

PacWest Bancorp

First Quarter 2021 | PACW | p. 36

Non-GAAP Measurements The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The table below presents reconciliations of certain GAAP to non-GAAP financial measures: Tangible common equity divided by tangible assets Tangible common equity divided by shares outstanding Annualized adjusted net earnings divided by average tangible common equity First Quarter 2021 | PACW | p. 37

Non-GAAP Measurements The table below presents reconciliations of certain GAAP to non-GAAP financial measures. PPNR represents pre-provision, pre-tax net revenues and excludes goodwill impairment. Annualized net earnings (loss) divided by average assets Annualized PPNR divided by average asets

Bank Holding Companies and Banks in the KRX Index

Total Assets (*in billions*)

1	Popular, Inc.	BPOP	$	65.926	26	Investors Bancorp	ISBC	$	26.023
2	New York Community Bancorp, Inc.	NYCB	$	56.306	27	Fulton Financial Corporation	FULT	$	25.907
3	Synovus Financial Corp.	SNV	$	54.366	28	BancorpSouth Bank	BXS	$	24.081
4	East West Bancorp Inc.	EWBC	$	52.157	29	Old National Bancorp	ONB	$	22.961
5	Wintrust Financial Corporation	WTFC	$	45.081	30	First Hawaiian, Inc.	FHB	$	22.663
6	Cullen/Frost Bankers, Inc.	CFR	$	42.391	31	First Midwest Bancorp, Inc.	FMBI	$	20.839
7	Valley National Bancorp	VLY	$	40.686	32	Bank of Hawaii Corporation	BOH	$	20.604
8	South State Corporation	SSB	$	37.790	33	Washington Federal, Inc.	WAFD	$	19.064
9	Texas Capital Bankshares, Inc.	TCBI	$	37.726	34	Cathay General Bancorp	CATY	$	19.043
10	F.N.B. Corporation	FNB	$	37.354	35	Cadence Bancorporation	CADE	$	18.713
11	Western Alliance Bancorporation	WAL	$	36.461	36	Glacier Bancorp, Inc.	GBCI	$	18.504
12	BankUnited, Inc.	BKU	$	35.010	37	United Community Banks, Inc.	UCBI	$	17.794
13	Pinnacle Financial Partners, Inc.	PNFP	$	34.933	38	Hope Bancorp, Inc.	HOPE	$	17.107
14	Prosperity Bancshares, Inc.	PB	$	34.059	39	Columbia Banking Systems, Inc.	COLB	$	16.585
15	Hancock Whitney Corporation	HWC	$	33.639	40	Trustmark Corporation	TRMK	$	16.552
16	Associated Banc-Corp	ASB	$	33.420	41	Home Bancshares, Inc.	HOMB	$	16.399
17	UMB Financial Corporation	UMBF	$	33.128	42	First Financial Bancorp	FFBC	$	15.973
18	Commerce Bankshares, Inc.	CBSH	$	32.923	43	Eastern Bankshares, Inc.	EBC	$	15.964
19	Webster Financial Corporation	WBS	$	32.591	44	CVB Financial Corp.	CVBF	$	14.419
20	Flagstar Bancorp, Inc.	FBC	$	31.038	45	Community Bank Systems, Inc.	CBU	$	13.931
21	Sterling Bancorp	STL	$	29.820	46	Provident Financial Services, Inc.	PFS	$	12.920
22	**PacWest Bancorp**	**PACW**	$	**29.498**	47	First Financial Bankshares, Inc.	FFIN	$	10.905
23	Umpqua Holdings Corporation	UMPQ	**$**	29.235	48	Boston Private Financial Holdings, Inc.	BPFH	$	10.049
24	Bank OZK	OZK	$	27.163	49	First Commonwealth Financial Corporation	FCF	$	9.068
25	United Bankshares, Inc.	UBSI	$	26.184	50	Brookline Bancorp, Inc.	BRKL	$	8.942

Source: S&P Global Market Intelligence. Total assets as of December 31, 2020.
Banks in the KRX Index as of March 31, 2021.

PacWest Bancorp

First Quarter 2021 | PACW | p. 39